Exhibit (h)(124)

Janus Investment Fund

June 19, 2020

Mr. Douglas Laird

Janus Services LLC

151 Detroit Street

Denver, Colorado 80206

Dear Mr. Laird:

Attached is revised Appendix A to the Amended and Restated Transfer Agency Agreement dated June 18, 2002, as is further amended from time to time (the “Agreement”), between Janus Investment Fund (the “Trust”) and Janus Services LLC (“Janus Services”). The purpose of the revision is to reflect (i) the termination of Janus Henderson US Growth Opportunities Fund, Janus Henderson International Small Cap Fund, and Janus Henderson Diversified Alternatives Fund, effective February 7, 2020, May 22, 2020, and June 12, 2020, respectively and (ii) the creation of Janus Henderson Global Sustainable Equity Fund, effective June 25, 2020.

Pursuant to Section 9 of the Agreement, the Trust hereby requests that Janus Services acknowledge its acceptance of the terms contained in the revised Appendix.

JANUS INVESTMENT FUND

By:	/s/ Jesper Nergaard
Jesper Nergaard
Vice President, Chief Financial Officer,
Treasurer, and Principal Accounting Officer

JANUS SERVICES LLC

By:	/s/ Douglas Laird
Douglas Laird
President

Revised effective as of June 25, 2020

APPENDIX A

Janus Henderson Absolute Return Income Opportunities Fund

Janus Henderson Adaptive Global Allocation Fund

Janus Henderson Asia Equity Fund

Janus Henderson Balanced Fund

Janus Henderson Contrarian Fund

Janus Henderson Developed World Bond Fund

Janus Henderson Dividend & Income Builder Fund

Janus Henderson Emerging Markets Fund

Janus Henderson Emerging Markets Managed Volatility Fund

Janus Henderson Enterprise Fund

Janus Henderson European Focus Fund

Janus Henderson Flexible Bond Fund

Janus Henderson Forty Fund

Janus Henderson Global Allocation Fund – Conservative

Janus Henderson Global Allocation Fund – Growth

Janus Henderson Global Allocation Fund – Moderate

Janus Henderson Global Bond Fund

Janus Henderson Global Equity Income Fund

Janus Henderson Global Income Managed Volatility Fund

Janus Henderson Global Life Sciences Fund

Janus Henderson Global Real Estate Fund

Janus Henderson Global Research Fund

Janus Henderson Global Select Fund

Janus Henderson Global Sustainable Equity Fund

Janus Henderson Global Technology and Innovation Fund

Janus Henderson Global Value Fund

Janus Henderson Government Money Market Fund

Janus Henderson Growth and Income Fund

Janus Henderson High-Yield Fund

Janus Henderson International Managed Volatility Fund

Janus Henderson International Opportunities Fund

Janus Henderson International Value Fund

Janus Henderson Large Cap Value Fund

Janus Henderson Mid Cap Value Fund

Janus Henderson Money Market Fund

Janus Henderson Multi-Sector Income Fund

Janus Henderson Overseas Fund

Janus Henderson Research Fund

Janus Henderson Short-Term Bond Fund

Janus Henderson Small Cap Value Fund

Janus Henderson Small-Mid Cap Value Fund

Janus Henderson Triton Fund

Janus Henderson U.S. Managed Volatility Fund

Janus Henderson Value Plus Income Fund

Janus Henderson Venture Fund